Exhibit 11 under Form N-1A
                                            Exhibit 23 under 601/Reg.S-K






INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Money Market Trust

We consent to the use in Post-Effective Amendment No. 37 to Registration Statement (No. 2-62285) of Money Market Trust of our report dated
September 9, 1995, appearing in the Preospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


By: DELOITTE & TOUCHE LLP
    Deloitte & Touche LLP
    Certified Public Accountants

Pittsburgh, Pennsylvania
September 25, 1995